300 Smith Street  Farmingdale, NY 11735  Tel: (631) 694-1800  Fax: (631) 694-1836

October 24, 2005

1994 Richard A. Horowitz Family Trust
c/o 300 Smith Street
Farmingdale, NY 11735

Re: P&F Industries, Inc.

Gentlemen:

Reference is made to that certain Collateral Assignment (Split Dollar) (the "Assignment") dated September 29, 1994 from Linda Horowitz and Dennis Kalick, as trustees, under the 1994 Richard A. Horowitz Family Trust (the "Trust"), to P&F Industries, Inc. (the "Company").

The parties hereby agree that, effective immediately, the Assignment is hereby terminated, and without further force or effect. Accordingly, except as set forth below, it is hereby acknowledged and agreed that neither party has any claim against, and/or liability or obligation to, the other under the Assignment. Notwithstanding the foregoing, the Trust hereby acknowledges and agrees that, simultaneously herewith, it is directing The Guardian Life Insurance Company of America to pay the Company at the earliest possible time the amount of one hundred seventy-eight thousand, eight hundred thirty-nine ($178,839) Dollars (the “Company Payment”), such amount being equal to the Company's net equity in the life insurance policy referred to in the Assignment.

The Trust hereby agrees to take all actions reasonably necessary to ensure that the Company Payment is received by the Company on or before October 31, 2005.

Please acknowledge your agreement to the foregoing by signing a copy of this letter in the space provided below and returning it to the undersigned. Richard Horowitz hereby agrees to be bound, jointly and severally, to the obligations of the Trust herein.

Yours truly,

P&F INDUSTRIES, INC.

By:	/s/ Joseph A. Molino, Jr.

Joseph A. Molino, Jr. Vice President, Chief Operating Officer and Chief Financial Officer

READ AND AGREED

/s/ Jill Libshutz
Jill Libshutz, as trustee of the 1994 Richard A. Horowitz Family Trust, dated September 29, 1994

/s/ Dennis Kalick, trustee
Dennis Kalick, as trustee under the 1994 Richard A. Horowitz Family Trust, dated September 29, 1994

/s/ Richard A. Horowitz
Richard A. Horowitz, Individually